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                                                                     Exhibit 4.4

                              CERTIFICATE OF TRUST

                                       OF

                       FORD MOTOR COMPANY CAPITAL TRUST I



         This Certificate of Trust of Ford Motor Company Capital Trust I (the "Trust"), dated September 19, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Sec. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is Ford Motor Company Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), a Delaware banking corporation, White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.


         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                    THE BANK OF NEW YORK,
                                    as trustee


                                    By: /s/ Mary Jane Morrissey
                                        --------------------------------
                                        Name:  Mary Jane Morrissey
                                        Title:  Assistant Vice President


                                    THE BANK OF NEW YORK (Delaware),
                                    as trustee


                                    By: /s/ Joseph F. Leary
                                        --------------------------------
                                        Name:  Joseph F. Leary
                                        Title:  Vice President